Exhibit 99.1

JBI, Inc. Secures Additional $2 Million From Debt Financing

Niagara Falls, New York, October 1, 2013 - JBI, Inc. (the “Company” or “JBI”) (OTCQB: JBII), a clean energy company that recycles waste plastic into liquid fuels, today announced the receipt of $2 million in proceeds from the sale of a secured promissory note.

On September 30, 2013, JBI, Inc., entered into a subscription agreement with Mr. Richard Heddle, the Company’s Chief Executive Officer and a member of the Company’s board of directors, pursuant to which, on September 30, 2013, the Company sold to Mr. Heddle in the second closing of the Company’s private placement a $2 million principal amount 12% secured promissory note, together with a five-year warrant to purchase up to two million shares of the Company’s common stock at an exercise price of $0.54 per share. The gross proceeds to the Company were $2 million.

As previously announced by the Company, on August 29, 2013, Mr. Heddle purchased a $1 million promissory note and received a warrant for one million shares of common stock in the first closing of the financing.

JBI’s Chief Financial Officer, Nicholas Terranova said, “Mr. Heddle’s commitment to the company though his actions as CEO and his financing efforts continues to be an effective driving force behind JBI. We remain steadfast and acutely focused on balancing our increased production momentum with our targeted cost cutting to continue towards our company-wide goal of cash flow positive results.”

For further information about JBI, Inc., including its second fiscal quarter 2013 financial results, readers of this press release should review the Company’s disclosures in its Quarterly Report on Form 10-Q, which is publicly available on the website of the Securities and Exchange Commission at www.sec.gov.

About JBI, Inc.

JBI, Inc. is a clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 15, 2013, as amended on April 30, 2013, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
Corporate Communications & Investor Relations Manager
716.471.5995
ir@jbi.net

MEDIA INQUIRIES

media@jbi.net
or please visit the JBI, Inc. Newsroom at
www.plastic2oil.com